Exhibit 4.4
TRANSWITCH CORPORATION
2008 EQUITY INCENTIVE PLAN
NOTICE OF 102 STOCK OPTION AWARD

Unless otherwise defined herein, the terms defined in the 2008 Equity Incentive Plan shall have the same defined meanings in this Notice of Stock Option Award and the attached Stock Option Award Terms, which is incorporated herein by reference (together, the “Award Agreement”).

Participant (the“Participant”)
«Name»

Grant
The undersigned Participant has been granted an Option to purchase Common Stock of TranSwitch Corporation (the “Company”), subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Date of Grant	«Grant_Date»	Total Number of Shares Granted	«Shares_Granted»

Vesting Commencement Date	«Vesting_Date»	Type of Option	Intended to qualify under the capital gains tax route of Section 102.

Exercise Price per Share	$«Exercise_Price»

Total Exercise Price	$«Total_Exercise_Price»	Term/Expiration Date	«Expiration_Date»

Vesting Schedule:

This Option shall be exercisable, in whole or in part, according to the following vesting schedule:

Number of Months (or years) of Service	% of Grant (or # of Shares) Vested

Vesting of this Option shall cease upon termination of the Participant’s relationship with the Company as an employee, officer, director, consultant or advisor of the Company or its Subsidiaries or any future parent corporation of the Company (the “Relationship”).

Consent

I hereby approve and agree to all the terms and conditions in the “TranSwitch Corporation Stock Option Award Terms” and the Trust Deed attached thereto, and I declare that I am familiar with the provisions of Section 102 and the capital gains tax route. I hereby undertake not to sell or transfer the Option and/or the Option Shares prior to the lapse of the Holding Period (as defined in the Plan), unless I pay all taxes, which may arise in connection with such sale and/or transfer.

Participant	Company

Signature	By

Print Name	Title

Residence Address

TRANSWITCH CORPORATION
STOCK OPTION
AWARD TERMS

1.
Grant of Option. The Board of Directors of the Company (the “Board”) hereby grants to the Participant named in the Notice of 102 Stock Option Award an option (the “Option”) to purchase the number of Shares set forth in the Notice of 102 Stock Option Award, at the exercise price per Share set forth in the Notice of Stock Option Award (the “Exercise Price”), and subject to the terms and conditions of the 2008 Equity Incentive Plan and the TranSwitch Corporation Addendum to the 2008 Equity Incentive Plan for Israeli Participants (the “Plan”), which is incorporated herein by reference. According to such Plan and under certain provisions, the Option will be deposited with a trustee approved by the Israeli income tax authorities for this purpose, (the “Trustee”), who will hold it in trust on the Participants behalf, all as set forth in Section 9 below. In the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail.

2.	Exercise of Option.

i.
Right to Exercise. This Option may be exercised during its term in accordance with the Vesting Schedule set out in the Notice of Stock Option Award and with the applicable provisions of the Plan and this Award Agreement.

ii.
Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised (the “Exercised Shares”), the Participant’s agreement to be subject to a right of first refusal with respect to Exercised Shares and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by payment of the aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with applicable laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Participant on the date on which the Option is exercised with respect to such Shares.

3.
Termination. This Option shall be exercisable for three months after the termination of the Relationship; provided, however, if the Relationship is terminated by the Company for “cause”, the Option shall terminate immediately. Upon Participant’s death or disability, this Option may be exercised for six (6) months after the Relationship ceases. In no event may Participant exercise this Option after the Term/Expiration Date as provided above.

“Cause” shall mean conduct involving one or more of the following: (i) the substantial and continuing failure of the Participant, after notice thereof, to render services to the Company in accordance with the terms or requirements of the Participant’s Relationship with the Company; (ii) disloyalty, gross negligence, willful misconduct, dishonesty or breach of fiduciary duty to the Company; (iii) the commission of an act of embezzlement or fraud; (iv) deliberate disregard of the rules or policies of the Company which results in direct or indirect loss, damage or injury to the Company; (v) the unauthorized disclosure of any trade secret or confidential information of the Company; or (vi) the commission of an act which constitutes unfair competition with the Company or which induces any customer or supplier to break a contract with the Company.

4.
Lock-Up Period. Participant hereby agrees that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act, Participant shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

5.
Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable law.

6.
Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Plan and this Award Agreement shall be binding upon the executors, heirs, successors and assigns of the Participant.

7.
Term of Option. This Option may be exercised only within the Term set out in the Notice of Stock Option Award which Term may not exceed ten (10) years from the Date of Grant, and may be exercised during such Term only in accordance with the Plan and the terms of this Award Agreement.

8.	Israeli Tax Considerations.

a.
Section 102 of the Israeli Income Tax Ordinance and its Rules. The Option is subject to the provisions of Section 102 of the Israeli Income Tax Ordinance [New version], 1961 (the “Ordinance” and “Section 102”, respectively), as well as the Income Tax Rules (Tax Relief in Issuance of Shares to Employees), 2003 (the “102 Rules”), promulgated thereunder. The complete version of Section 102 and the 102 Rules will be provided to the Participant, at the Participant’s request, by the Company’s Vice President, Human Resources.

Accordingly, the Company elected the capital gain tax treatment of Section 102(b)(2) of the Ordinance (the “Capital Gains Route”) for the purpose of the taxation of the Participant’s income from the Option. In general, taxable income that should be attributed to the Participant as a result of the grant of the Option will be tax-free on the date of grant, but will be taxed on the sale of the Exercised Shares or transfer of Option or Exercised Shares from the Trustee to the Participant (a “Transfer”). In accordance with the Capital Gains Route, if the Option or the Exercised Shares are held in trust by the Trustee (see Section 9 below) until the lapse of 2 years from the date of grant (the “Trust Period”), gains derived from the sale of Exercised Shares shall be classified as capital gains and taxed at a rate of only 25%, except for a benefit derived at the time of grant of the Option, equal to the difference between (a) the average closing price of the Company’s Share on NASDAQ during 30 trading days prior to the date of grant, and (b) the Exercise Price, and multiplied by the number of Exercised Shares. Such benefit shall be subject to tax at the time of sale of the Exercised Shares, or a Transfer, as ordinary income (i.e. taxed at marginal tax rates (up to 47% in 2008) and will be subject to social security and national health insurance payments).

At the time of sale of the Exercised Shares or a Transfer, the Participant shall be subject to tax, which will be calculated, in general, according to difference between (a) the market price (or the actual sale price) of the Exercised Shares at such time, and (b) the Exercise Price1 . Such tax shall be withheld at source by the Company (or by the Participant’s direct employer), in accordance with the provisions of the 102 Rules, and the transfer of Exercised Shares to the Participant is conditioned upon the payment of such tax.
________________________
1
The above tax description is a general summary only and does not refer to expenses involved with the exercise of Option and sale of Exercised Shares or changes in the Israeli Consumer Price Index or in currency exchange rates, which may impact the final tax calculation.

The Participant shall not be entitled to sell the Exercised Shares or to execute a Transfer, prior to the lapse of the Trust Period. Furthermore, any and all rights issued in respect of the Exercised Shares, including bonus shares (“Rights”(, shall be deposited with the Trustee and held thereby until the lapse of the Trust Period, and such Rights shall be subject to the Capital Gains Route. Notwithstanding the aforesaid, the Participant may sell Exercised Shares or Rights or execute a Transfer prior to the lapse of the Trust Period, provided, however, that tax is withheld at source by the Company in accordance with the 102 Rules. In such case, the Participant’s gains shall be classified as ordinary income and the Participant shall be subject to tax on such income at marginal tax rates (up to 47% in 2008) and will be subject to social security and national health insurance payments.

THE PARTICIPANT IS ADVISED TO CONSULT WITH THE PARTICIPANT’S OWN TAX
ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING, OR DISPOSING THE
PARTICIPANT’S SHARES.

b.
Trust. To secure performance of Israeli tax law requirements, the Shares to be issued to the Participant according to the Exercise Notice will be held in trust by the Trustee that was approved for this purpose by the Israeli tax authorities, who shall release them to the Participant only upon full compliance with the legal requirements and the terms of the Plan. For this purpose, a trust deed was signed between TranSwitch (Israel) Ltd. and the Trustee, a copy of which is attached hereto as Exhibit B (the “Trust Deed”). The conditions of the Trust Deed apply to the Option and any Exercised Shares issued to the Participant; thus, the Participant is required to carefully read the provisions of the said Trust Deed.

9.
Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified (except as provided herein and in the Plan) adversely to the Participant's interest except by means of a writing signed by the Company and Participant. This agreement is governed by the internal substantive laws but not the choice of law rules of the Commonwealth of Massachusetts, except to the extent that mandatory provisions of the laws of the State of Israel apply.

10.
No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING IN THE RELATIONSHIP AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING ENGAGED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE THE RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan or this Option. Participant further agrees to notify the Company upon any change in the residence address indicated below.

EXHIBIT A

2008 EQUITY INCENTIVE PLAN
EXERCISE NOTICE

TranSwitch Corporation
3 Enterprise Drive
Shelton, CT 06484

Attention: President

1.
Exercise of Option. Effective as of today, ______________, 200__, the undersigned (“Participant”) hereby elects to exercise Participant's option to purchase _________ shares of the Common Stock (the “Shares”) of_________ (the “Company”) under and pursuant to the 2008 Equity Incentive Plan (the “Plan”) and the Stock Option Award Agreement dated ____________, 200__ (the “Award Agreement”).

2.	Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price of the Shares, as set forth in the Award Agreement.

3.
Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.

4.
Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares shall be issued to the Participant as soon as practicable after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 3(c) of the Plan.

5.
Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant's purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.

6.
Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, successors and assigns.

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7.
Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or by the Company forthwith to the Board which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board shall be final and binding on all parties.

8.
Governing Law; Severability. This Agreement is governed by the laws of the state of incorporation of the company, except to the extent that mandatory provisions of the laws of the State of Israel apply.

9.
Entire Agreement. The Plan and Award Agreement are incorporated herein by reference. This Agreement, the Plan, the Award Agreement (including all exhibits) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant's interest except by means of a writing signed by the Company and Participant.

[Signatures appear on next page.]

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Submitted by:	Accepted by:

PARTICIPANT	COMPANY

Signature	By

Print Name	Title

Address:	Address:

Type in address

City, State, Zip code

Date Received

1

Attached:
Exhibit B – Trust Deed